Exhibit 99.1

[LOGO OMITTED]

                                             PRESS RELEASE
                                             For further information contact:
                                             Edward F. Ruttenberg
                                             Phone: (412) 422-2377
                                             Fax: (412) 422-2378
                                             Release No: 2005-07

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGIE) AMERICAN LOCKER GROUP INCORPORATED HAS ORAL HEARING WITH NASDAQ LISTING QUALIFICATIONS PANEL

BUSINESS EDITOR

JAMESTOWN, NY - (BUSINESS WIRE) May 31, 2005 American Locker Group Incorporated announced that an oral hearing was held with a NASDAQ Listing Qualifications Panel on May 26, 2005 to appeal NASDAQ's decision to delist the Company's common stock. In addition to the issues raised in the previously announced April 19, 2005 notice of noncompliance relating to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2004, the hearing also encompassed matters related to the notice from The NASDAQ Stock Market received by the Company on May 24, 2005. The May 24, 2005 notice stated that the Company is not in compliance with NASDAQ's requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) as a result of the Company's failure to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2005. The Company is working diligently to file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q as soon as possible, but there can be no assurance that the Company will be able to avoid delisting.

   Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

   Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


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